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                                  Exhibit 10.2

                               RACI HOLDING, INC.

                DIRECTOR MATCHING DEFERRED SHARE AWARD AGREEMENT


           Deferred Share Award, dated as of June 25, 1999 (the "Award"), made by RACI Holding, Inc., a Delaware corporation ("Holding"), to the Grantee whose name appears on the signature page hereof (the "Grantee").

           1. Grant of Deferred Shares. Effective as of the date hereof, Holding hereby evidences and confirms its grant to the Grantee, on the terms and conditions of this Award, of the number of shares of Deferred Shares set forth on the signature page hereof, which represent Holding's contractual obligation to deliver one share of the Class A Common Stock, par value $.01 per shares of Holding ("Common Stock") to the Grantee for each Deferred Share Award granted upon the terms and conditions set forth herein. The Deferred Shares granted hereby shall be fully vested upon grant.

           2. Nonassignability. The Deferred Shares granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death.

           3. No Rights as a Stockholder. Neither the Grantee nor any person or persons to whom the Grantee's rights under this Award shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of Holding with respect to any shares of Common Stock ("Shares") corresponding to the Deferred Shares granted hereby unless and until a certificate for Shares is issued in respect thereof.

           4. Delivery Event. The Board of Holding (the "Board") may permit the Grantee to further defer the distribution of Deferred Shares until such time or times as the Grantee shall elect, in each case on such terms and conditions and subject to such restrictions (including, without limitation, those deemed necessary or appropriate to avoid the constructive receipt of such shares of Common Stock by the Grantee) as the Board may impose from time to time. A deferral opportunity does not have to made available to all grantees, and different terms and conditions may apply with respect to the deferral opportunities made available to different grantees. Unless the Grantee shall electively defer such distribution by written notice to Holding at least 12 months prior to a Delivery Event in accordance with such conditions as the Board of Directors of Holding (the "Board") shall impose, upon the occurrence of a Delivery Event (as defined in Section 5),


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the Grantee shall receive, without payment, one share of Common Stock in settlement of each Deferred Share that he or she then holds. As a condition to the delivery of any Common Stock in respect of Deferred Shares, the holder of such Deferred Shares (and anyone whose rights derive therefrom) shall execute a subscription agreement (or such other agreement having comparable terms but modified to reflect differences between such shares and shares purchased from Holding as shall be required by Holding) (the "Subscription Agreement"). The Grantee acknowledges and agrees that the Subscription Agreement will have restrictions on transfer, take-along rights and other legal and contractual restrictions similar to those contained in the Director Stock Subscription Agreement described in the June 22 Supplement to the Confidential Offering Memorandum dated May 14, 1999, a copy of which has been received by the Grantee, or such other terms and provisions as Holding shall determine.

           5. Distributions in Respect of Deferred Shares. The shares of Common Stock related to any Deferred Shares granted hereunder shall be issued to the Grantee upon the first to occur of (each such event, a "Delivery Event"):

           (i) immediately prior to the first to occur of the following events after the date hereof:

                (a) the acquisition of 50% or more of the combined voting power of Holding's then outstanding voting securities by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Holding any of its direct or indirect subsidiaries, any employee benefit plan of Holding or any of its direct or indirect subsidiaries, or The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, or any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc. (the "C&D Fund"),;

                (b) the merger or consolidation of Holding, as a result of which persons who were stockholders of Holding immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                (c) the liquidation or dissolution of Holding or Remington Arms Company, Inc., a Delaware corporation (the "Company"); or

                (d) the sale, transfer or other disposition of all or substantially all of the assets of Holding or the Company to one or more persons or entities



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                      that are not, immediately prior to such sale, transfer or
                      other disposition, affiliates of Holding or the Company.

           (ii) the expiration of any lock-up period following the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing (a "Public Offering") ;

           (iii) immediately prior to the record date for a leveraged recapitalization of Holding in which the C&D Fund has a realization event with respect to a substantial portion of its investment unless (a) the holders of Deferred Shares receive in such leveraged recapitalization the same per share consideration as is paid or distributed in such recapitalization to the holders of common stock and (b) the Grantee has not elected prior to such recapitalization to receive the shares with respect to his Deferred Shares; and

           (iv) the Grantee's termination of service as a director of Holding (other than for Cause, as defined in Section 6), provided that no distribution shall be made under this subclause (iv) unless Holding agrees to withhold enough shares of Common Stock to satisfy the Grantee's applicable income and employment tax withholding requirements with respect to such distribution.

           6. Termination for Cause. In the event that the Grantee's service as a director of Holding is terminated for Cause (as defined below), all Deferred Shares credited to such Grantee shall terminate and be canceled immediately upon such termination of service. "Cause" means (i) the willful failure by the Grantee to perform substantially his duties as a director of Holding or the Company (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Grantee by the Board, which notice identifies the manner in which the Board believes that the Grantee has not substantially performed his duties, (ii) the Grantee's engaging in willful and serious misconduct that is injurious to Holding, the Company or any subsidiary thereof, (iii) the Grantee's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (iv) the willful and material breach by the Grantee of any written covenant or agreement with Holding, the Company or any subsidiary thereof not to disclose any information pertaining to Holding, the Company or any subsidiary thereof or not to compete or interfere with Holding, the Company or any subsidiary thereof or (v) the breach by the Grantee of his obligations pursuant to the "take-along" provisions set forth in any Subscription Agreement to which he is a party.



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           7. Capital Adjustments. If Holding is a party to any merger, consolidation, divestiture (including a spin-off), reorganization, reclassification, stock split-up, combination of shares, dividend on shares payable in stock, liquidation or other transaction, such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under an Award, then the Board shall, in such manner as the Board shall deem equitable, adjust any or all of (i) the number and kind of shares to which the Deferred Shares may relate and (ii) the number and kinds of securities deliverable pursuant to Section 4 hereof. In any adjustment of shares of Deferred Shares subject to this Award, fractional shares shall be omitted.

           8. Tax Withholding. Whenever shares of Common Stock or other property are to be distributed in respect to any Deferred Shares awarded hereunder, Holding shall have the power to withhold, or require the Grantee to remit to Holding, an amount sufficient to satisfy Federal, state, local and foreign withholding tax requirements, including but not limited to income and employment taxes, relating to such issuance, and Holding may defer issuance of such Shares or other property until such requirements are satisfied. The Board may, in its discretion, permit the Grantee to elect, subject to such conditions as the Board shall impose, to satisfy his withholding obligation hereunder with Shares or any other property issuable hereunder.

           9. No Right to Continued Service. Nothing in this Award shall interfere with or limit in any way the right of Holding or any of its subsidiaries or their respective stockholders to terminate the Grantee's service as a director of Holding or any of its subsidiaries at any time, or confer upon the Grantee any right to continue in the service as a director of Holding or any of its Subsidiaries.

           10. Interpretation. The Board shall have full power and discretion to construe and interpret this Award. Any determination or interpretation by the Board under or pursuant to this Award shall be final and conclusive on all persons affected hereby.

           11. Binding Effect; Benefits. This Award shall be binding upon and inure to the benefit of Holding and the Grantee and their respective successors and assigns. Nothing in this Award, express or implied, is intended or shall be construed to give any person other than Holding or the Grantee or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This grant is made in full and complete satisfaction of any claim the Grantee may have regarding the promise by Holding to permit the Grantee to purchase its Common Stock as of a date prior hereto.



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           12.  Waiver; Amendment.

           (a) Waiver. Holding, the Grantee (each of Holding and the Grantee, a "Party") or any beneficiary hereof may by written notice to the other Parties
(i) extend the time for the performance of any of the obligations or other actions of the other Parties under this Award, (ii) waive compliance with any of the conditions or covenants of the other Parties contained in this Award and
(iii) waive or modify performance of any of the obligations of the other Parties under this Award. Except as provided in the preceding sentence, no action taken pursuant to this Award, including, without limitation, any investigation by or on behalf of any Party or beneficiary shall be deemed to constitute a waiver by the Party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any Party hereto or beneficiary hereof of a breach of any provision of this Award shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such Party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

           (b) Amendment. This Award may not be altered, modified, or amended except by a written instrument signed by Holding and the Grantee.

           13. Severability. In the event that any one or more of the provisions of this Award shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

           14. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to Holding or the Grantee, as the case may be, at the following addresses or to such other address as Holding or the Grantee, as the case may be, shall specify by notice to the others:

           if to Holding, to it at:

                RACI Holding, Inc.
                c/o Remington Arms Company, Inc.
                870 Remington Drive
                Madison, North Carolina  27025
                Attention:  Chief Financial Officer



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                if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                The Clayton & Dubilier Private Equity
                 Fund IV Limited Partnership
                270 Greenwich Avenue
                Greenwich, Connecticut  06830
                Attention:  Clayton & Dubilier Associates
                               IV Limited Partnership,
                               Joseph L. Rice, III

with copies to:

                Clayton, Dubilier & Rice, Inc.
                375 Park Avenue
                New York, New York 10152
                Attention:  Joseph L. Rice, III

                and

                Debevoise & Plimpton
                875 Third Avenue
                New York, New York  10022
                Attention:  Franci J. Blassberg, Esq.

           15. Sections and Other Headings. The section and other headings contained in this Award are for reference purposes only and shall not affect the meaning or interpretation of this Award.

           16. Governing Law. This Award shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.



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           IN WITNESS WHEREOF, Holding has executed this Award as of the date first above written.

                               RACI HOLDING, INC.

                               By
                                 ---------------------------------
                                 Name:
                                 Title:



Number of Deferred Shares:           1,250


ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN

THE GRANTEE:

Gen. H. Norman Schwarzkopf, Retired

400  North Ashley Street
Suite 3050
Tampa, FL 33602



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